Exhibit 3.327

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:39 AM 05/18/2010
FILED 10:27 AM 05/18/2010
SRV 100521727 – 4824600 FILE

CERTIFICATE OF FORMATION

OF

DUKENET HOLDING COMPANY, LLC

This Certificate of Formation of DukeNet Holding Company, LLC (the “LLC”), dated May 18, 2010 is being duly executed and filed by Teresa M. O’Neill, as an authorized person, to form a limited liability company under the Delaware Limited liability Company Act (6 Del.C. 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is DukeNet Holding Company, LLC.

SECOND. The address of the registered office of the LLC in the state of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Teresa M. O’Neill
Name:	Teresa M. O’Neill
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:08 PM 07/07/2010
FILED 03:03 PM 07/07/2010
SRV 100722152 – 4824600 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:

DUKENET HOLDING COMPANY, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

ARTICLE I

The name of the limited liability company shall be:

DukeNet Communications Holdings, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7th day of July, A.D. 2010.

By:	/s/ Teresa M. O’Neill
Authorized Person(s)

Name:	Teresa M. O’Neill, Asst. Secretary
Print or Type